Exhibit 23(a)



                            INDEPENDENT AUDITORS' CONSENT



               We consent to the incorporation by reference in Florida Power & Light Company's ("FPL") Pre-Effective Amendment No. 2 to Registration Statement No. 33-59429 on Form S-4 of our report dated February 10, 1995, appearing in FPL's Annual Report on Form 10-K for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP

          Miami, Florida

          October 9, 1995